UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 7, 2015

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting of Shareholders of Avista Corp. was held on May 7, 2015. Five proposals were submitted to shareholders as disclosed in Avista Corp.'s Definitive Proxy Statement filed on March 27, 2015, four of which were approved. There were 62,358,017 shares of common stock issued and outstanding as of March 6, 2015, the proxy record date, with 54,563,176 shares represented at said meeting. The proposals and the results of the voting are as follows:

Proposal 1: Election of ten directors, for one-year terms expiring in 2016.

Director	For	Against	Abstain	Broker Non-Votes
Erik J. Anderson	43,905,133	695,787	294,193	9,668,063
Kristianne Blake	44,000,577	699,282	195,254	9,668,063
Donald C. Burke	44,277,257	410,356	207,500	9,668,063
John. F. Kelly	43,924,645	763,417	207,051	9,668,063
Rebecca A. Klein	44,233,224	462,381	199,508	9,668,063
Scott L. Morris	43,527,723	1,166,173	201,217	9,668,063
Marc F. Racicot	44,169,715	531,645	193,753	9,668,063
Heidi B. Stanley	44,232,595	471,801	190,717	9,668,063
R. John Taylor	43,939,142	756,153	199,818	9,668,063
Janet D. Widmann	44,269,580	425,770	199,763	9,668,063

All directors were elected for one-year terms expiring as of the date of the 2016 Annual Meeting of Shareholders as the number of votes cast “for” each nominee exceeded the number of votes “against.” Abstentions and broker non-votes had no effect on the election.

Proposal 2: Amendment of the Company's Restated Articles of Incorporation (Articles) to reduce certain shareholder approval requirements. This proposal would have reduced the voting requirements for certain amendments to the Articles and transactions with an “Interested Shareholder” (as defined in the Articles) to the holders of the majority of the outstanding shares of common stock (from the current 80 percent requirement contained in the Articles).

For	Against	Abstain	Broker Non-Votes
42,897,486	1,662,034	335,593	9,668,063

This proposal was not approved as it did not receive the affirmative vote of the holders of 80 percent of the issued and outstanding shares of Avista Corp. common stock. Abstentions and broker non-votes had the same effect as negative votes.

Proposal 3: Ratification of the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for 2015.

For	Against	Abstain	Broker Non-Votes
53,389,821	837,626	335,729	N/A

This proposal was approved as the number of votes cast “for” exceeded the number of votes “against.” Abstentions had no effect on the outcome.

Proposal 4: Amendment of the Company's Long-Term Incentive Plan to increase the number of shares of Avista Corp. Common Stock, no par value, reserved for issuance pursuant to the Plan from the current maximum of 4,500,000 shares to 6,135,000 shares.

For	Against	Abstain	Broker Non-Votes
41,989,121	2,553,826	352,166	9,668,063

This proposal was approved as the number of votes cast “for” exceeded the number of votes “against.” Abstentions and broker non-votes had no effect on the outcome.

Proposal 5: Advisory (non-binding) vote on executive compensation.

For	Against	Abstain	Broker Non-Votes
41,727,932	2,714,437	452,744	9,668,063

This advisory (non-binding) resolution was approved as the number of votes cast “for” exceeded the number of votes “against.” Abstentions and broker non-votes had no effect on the outcome.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	May 13, 2015	/s/ Marian M. Durkin
Marian M. Durkin
Senior Vice President, General Counsel
and Chief Compliance Officer